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                                                                  EXHIBIT 10.30

                                                                 EXECUTION COPY
                                                          (Senior Subordinated)

                         SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of March 30, 1998 between Huntway Partners, L.P., a Delaware limited partnership (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

     The Company and the Trustee are parties to the Indenture dated as of October 15, 1997 (as amended and/or supplemented, the "Existing Indenture"), whereby the Company issued $21,750,000 of its 9 1/4% Senior Subordinated Secured Convertible Notes.

     Pursuant to an Amendatory Agreement dated as of the date hereof among the Company and numerous other parties, the Company and all of the Holders under the Existing Indenture have agreed to the amendment to the Existing Indenture hereinafter set forth, and have acknowledged and agreed that the signatures of such Holders thereto constitute a consent of such Holders pursuant to Section
9.02 of the Existing Indenture, to amend the Existing Indenture as hereinafter set forth.

     Pursuant to Section 9.06 of the Existing Indenture, the Trustee has received an Opinion of Counsel and Officers' Certificate stating that the execution of this Supplemental Indenture is authorized or permitted by the Existing Indenture.

     Accordingly, pursuant to Section 9.02 of the Existing Indenture, the Company and the Trustee are entering into this Supplemental Indenture.

     The Company and the Trustee hereby agree as follows:

     1. Amendment to the Existing Indenture. The Existing Indenture is amended by substituting the date "May 15, 1998" for the date "March 31, 1998" in
Section 11.01 of the Existing Indenture.

     2. Effect on Existing Indenture. Except as expressly amended by this Supplemental Indenture, the Existing Indenture shall remain in full force and effect.

     3. Counterparts. This Supplemental Indenture may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

     4. Trustee Disclaimer. The Trustee has accepted the amendment of the Existing Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Existing Indenture as hereby amended, but only upon the terms and conditions set forth in the


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Existing Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals of fact contained herein, all of which recitals are made solely by the Company, or for or with respect to the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof and shall incur no liability or responsibility in respect of the validity thereof.

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     IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.



Dated as of March 30, 1998            HUNTWAY PARTNERS, L.P.,

                                      a Delaware limited partnership, as Issuer


                                      By: ________________________

                                      By: ________________________



Dated as of March 30, 1998            STATE STREET BANK AND TRUST COMPANY, a

                                      Massachusetts bank and trust company, as Trustee


                                      By:____________________________________
                                          Name:
                                          Title:


















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